Exhibit 10.8
FORM OF AMENDMENT TO
<<2010>> <<2011>> PERFORMANCE-VESTING RESTRICTED STOCK UNIT AWARD AGREEMENT

This AMENDMENT TO PERFORMANCE-VESTING RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Amendment”) is entered into as of April 18, 2012, by and between Celanese Corporation (the “Company”) and <<NAME>> (the “Participant”), and amends that certain Performance-Vesting Restricted Stock Unit Award Agreement dated as of <<Original Date>> (the “Agreement”), by and between the Company and the Participant.

WHEREAS, the Company and the Participant desire to amend certain provisions of the Agreement to implement the Company’s retirement policy for equity awards.

In consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1. Effects of Certain Events Prior to Vesting. Section 4 of the Agreement is hereby amended to implement retirement provisions and is therefore amended and restated to read in its entirety as follows:

4.     Effects of Certain Events Prior to Vesting:
(a)Upon the termination of the Participant’s employment by the Company without Cause prior to the Vesting Date, a prorated number of Performance RSUs in an amount equal to (i) the Target number of Performance RSUs granted hereby multiplied by (ii) a fraction, the numerator of which is the number of complete and partial calendar months from the Grant Date to the date of termination, and the denominator of which is the number of complete and partial calendar months between the Grant Date and the Vesting Date, such product to be rounded up to the nearest whole number, shall vest on the Vesting Date, subject to adjustment for the achievement of the performance goals outlined herein and as applied to all other Participants; provided, however, that (1) the portion of such prorated, performance-adjusted Performance RSUs that are Transferable RSUs will be settled in accordance with the provisions of Section 5(a), subject to any applicable taxes under Section 8 upon such vesting and settlement, and (2) the remaining portion of such prorated, performance-adjusted Performance RSUs, Holding Period RSUs, will be subject to any applicable taxes under Section 8 upon such vesting, and will be non-transferable and subject to a holding period requirement as provided in Section 3, with the effect that such adjusted prorated, performance-adjusted Performance RSUs shall be treated as Holding Period RSUs, and shall be settled under Section 5(b), subject to applicable taxes under Section 8 upon such settlement. The remaining unvested portion of the Award shall be immediately forfeited and cancelled without consideration as of the date of the Participant’s termination of employment.
(b) Upon the voluntary termination of the Participant’s employment with the Company due to Retirement prior to the Vesting Date, a prorated number of Performance RSUs in an amount equal to (i) the Target number of Performance RSUs granted hereby multiplied by (ii) a fraction, the numerator of which is the number of complete and partial calendar months from the

Grant Date to the date of Retirement, and the denominator of which is the number of complete and partial calendar months between the Grant Date and the Vesting Date, such product to be rounded up to the nearest whole number, shall vest on the Vesting Date, subject to adjustment for the achievement of the performance goals outlined herein and as applied to all other Participants; provided, however, that (1) the portion of such prorated, performance-adjusted Performance RSUs that are Transferable RSUs will be settled in accordance with the provisions of Section 5(a) following the Vesting Date, subject to any applicable taxes under Section 8 upon such vesting and settlement, and (2) the remaining portion of such prorated, performance-adjusted Performance RSUs, Holding Period RSUs, will be subject to any applicable taxes under Section 8 upon such normal vesting, and will be non-transferable and subject to a holding period requirement as provided in Section 3, with the effect that such adjusted prorated, performance-adjusted Performance RSUs shall be treated as Holding Period RSUs, and shall be settled under Section 5(b), subject to applicable taxes under Section 8 upon such settlement. As a condition to the vesting provisions of this subsection upon Retirement, the Participant shall enter into a separation agreement with the Company upon Retirement that includes two-year noncompetition and non-solicitation covenants in a form acceptable to the Company. The remaining unvested portion of the Award shall be immediately forfeited and cancelled without consideration as of the date of the Participant’s Retirement.
(c)Upon the termination of the Participant’s employment due to the Participant’s death or Disability prior to the Vesting Date, a prorated number of Performance RSUs will vest in an amount equal to (i) the Target number of Performance RSUs granted hereby multiplied by (ii) a fraction, the numerator of which is the number of complete and partial calendar months from the Grant Date to the date of death or Disability, and the denominator of which is the number of complete and partial calendar months between the Grant Date and the Vesting Date, such product to be rounded up to the nearest whole number. The prorated number of Performance RSUs shall immediately vest and a number of Common Shares equal to such prorated number of Performance RSUs shall be delivered to the Participant or beneficiary within thirty (30) days following the date of termination, subject to the provisions of Section 8. The remaining unvested portion of the Award shall be immediately forfeited and cancelled without consideration as of the date of the Participant’s termination of employment for death or Disability.
(d)Upon the termination of a Participant’s employment with the Company for any other reason prior to the Vesting Date, the Award shall be immediately forfeited and cancelled without consideration as of the date of the Participant’s termination of employment.
(e)Upon the termination of a Participant’s employment with the Company for any reason on or after the Vesting Date and before the Delivery Date, any Holding Period RSUs shall remain subject to the provisions of this Agreement until the applicable Delivery Date, except that in the event of a termination for Cause, in which case the Holding Period RSUs (if any) shall be immediately forfeited and cancelled without consideration as of such date.
2. Definitions. Section 23 is hereby amended to add a definition of Retirement as follows:
(f)“Retirement” of the Participant shall mean a voluntary separation from service on or after the date when the Participant is both 55 years of age and has ten years of service with the Company.

3. No Other Amendments. Except as expressly provided in this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

PARTICIPANT:	Celanese Corporation:

By: _________________________________	By: _________________________________
<<NAME>>	Mark C. Rohr
Executive ID: <<Personnel Number>>	Chairman and Chief Executive Officer

Date: ________________________________

Schedule of Executive Officers

Douglas M. Madden
Jay C. Townsend

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